EXHIBIT 99.1
Spark Networks SE Announces Nominees for Election to Its Board of Directors
The nomination of Bangaly Kaba and Joseph E. Whitters, is part of a plan to expand the Spark Networks Board of Directors from seven to eight members.

BERLIN, June 07, 2021 -- Spark Networks SE (NYSE American: LOV), a leading social dating platform for meaningful relationships which includes premium brands such as, Zoosk, EliteSingles, SilverSingles, Christian Mingle, Jdate, and JSwipe, today announced that is has nominated Bangaly Kaba and Joseph E. Whitters to serve on its Board of Directors, and expand the committee from seven to eight members, at Spark’s Annual General Meeting (AGM). The candidates bring a wealth of expertise in digital growth, online social products, financial governance and overall shareholder value creation.

Spark Networks CEO and Director of the Board, Eric Eichmann, said, “We are delighted to nominate to our board world class talent to help drive growth and shareholder value. Both candidates bring a wealth of public company experience and unique perspectives to our board. Mr. Kaba has expertise in consumer technology, building mobile digital products, and accelerating growth through social media, while Mr. Whitters has CFO experience and expertise in accounting, governance, finance, and risk management. He has also served as a chair and member of numerous audit committees of public and private companies.”

Mr. Kaba has served in executive product leadership roles at technology companies including Facebook, Instagram, and Instacart. At Instagram he was Head of Growth and helped accelerate growth from 450m monthly actives to over 1 billion activities through deep customer insights and evolving the product experience. At Instacart, a grocery delivery marketplace valued at $39 billion, he led efforts to build the core functionality for user onboarding, shopping, and product discovery.

Mr. Kaba commented “I’m looking forward to joining Spark’s board at this critical time as the company continues to bring innovative social dating solutions to the market.”

Mr. Whitters is a seasoned public and private company board member who brings additional expertise in financial strategy and partnering with the investment community to increase visibility for small cap companies. He currently serves on the Board of Directors of Auccray (NSDQ: ARAY), where he is Board Chair and a member of the Audit Committee, and Cutera (NSDQ: CUTR) where he is Chair of the Audit Committee and a Member of the Enterprise Risk Committee.

Mr. Whitters said, “I’m looking forward to becoming a director at spark and provide a strong financial perspective to enhance shareholder value.”

Spark Networks also announced the retirement of current board member Cheryl Law when her term expires in July.

Mr. Eichmann continued, “We would like to thank Ms. Law for her insightful contributions and heartfelt commitment to the ongoing success of Spark Networks.”

EXHIBIT 99.1
About Spark Networks SE:
Spark Networks SE is a leading global dating company, listed on the New York Stock Exchange American under the ticker symbol "LOV," with headquarters in Berlin, Germany, and offices in New York and Utah. The Company's widening portfolio of premium and freemium dating apps include Zoosk, EliteSingles, SilverSingles, Christian Mingle, Jdate, and JSwipe, among others. Spark Networks SE in its current form is the result of the merger between Affinitas GmbH and Spark Networks, Inc. in 2017 and the addition of Zoosk, Inc. in 2019. Spark has approximately one million monthly paying subscribers globally.
Safe Harbor Statement:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, statements involving known and unknown risks, uncertainties, and other factors that may cause Spark Networks' performance or achievements to be materially different from those of any expected future results, performance, or achievements.  These statements include statements regarding Spark Networks' strong business momentum, Spark Networks' financial outlook and guidance for the first quarter of 2021, including with respect to Adjusted EBITDA and revenue, the impact of COVID-19 on Spark Networks' business and Spark Networks' growth potential and foundation for future growth.
Any statements in this press release that are not statements of historical fact may be considered to be forward-looking statements. Written words, such as "believes," "hopes," "intends," "estimates," "expects," "projects," "plans," "anticipates," and variations thereof, or the use of future tense, identify forward-looking statements. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially, including, but not limited to, the risk that the benefits from the acquisition of Zoosk, Inc. may not be fully realized or may take longer to realize than expected; risks related to the degree of competition in the markets in which Spark Networks operates; risks related to the ability of Spark Networks to retain and hire key personnel, operating results and business generally; the timing and market acceptance of new products introduced by Spark Networks' competitors; Spark Networks' ability to identify potential acquisitions; Spark Networks' ability to comply with new and evolving regulations relating to data protection and data privacy; general competition and price measures in the market place; risks related to the duration and severity of COVID-19 and its impact on Spark Networks' business; and general economic conditions.  Additional factors that could cause actual results to differ are discussed under the heading "Risk Factors" in Spark Networks' Annual Report on Form 10-K for the year ended December 31, 2020 and in other sections of Spark Networks' filings with the Securities and Exchange Commission ("SEC"), and in Spark Networks' other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement except as required by law.
For More Information
Investors:
Christopher Camarra

EXHIBIT 99.1

Vice President of Investor Relations
christopher.camarra@spark.net
Press:
Sophie Watson
Senior PR Manager
press@spark.net